EX-99.1

Press Release
Contact:
James F. Ropella
Senior Vice President and CFO
First Business Financial Services, Inc.
608-232-5970
jropella@firstbusiness.com

First Business Financial Services
Announces Dividend
MADISON, WI –June 18, 2013 – First Business Financial Services, Inc. (NASDAQ: FBIZ) announced its board of directors has declared a quarterly cash dividend on its common stock of $0.14 per share. The 2013 annualized dividend amount is $0.56 per share. The cash dividend is payable on July 15, 2013 to shareholders of record at the close of business on July 1, 2013.

Corey Chambas, President & CEO, stated, “We are pleased to maintain the dividend rate of $0.14 per share for the second quarter in a row, doubling the amount declared in the same period last year. We believe our level of earnings and strong capital position create the ability to support both this increased dividend level and our strategic growth objective.”

About First Business Financial Services, Inc.
First Business Financial Services (NASDAQ:FBIZ) is a $1.2 billion Wisconsin-based bank holding company that specializes in focused financial solutions for businesses, key executives, and high net worth individuals through its operating companies. It is the 2nd largest Wisconsin-based commercial bank holding company listed on NASDAQ or NYSE. Its companies include: First Business Bank - Madison; First Business Bank - Milwaukee; First Business Bank - Northeast; First Business Trust & Investments; First Business Equipment Finance, LLC; and First Business Capital Corp. For additional information, visit www.firstbusiness.com or call (608) 238-8008.

This press release includes “forward-looking” statements related to First Business Financial Services, Inc. (the "Company") that can generally be identified as describing the Company’s future plans, objectives or goals. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.
The First Business Financial Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=2667
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